Exhibit 99.1

Press Release

Federated Investors, Inc. Reports Fourth Quarter and Year-End 2007 Earnings

•	Total managed assets exceed $300 billion

•	2007 revenue surpasses $1 billion

•	Money market assets increase $63 billion in 2007 to record $237 billion

(PITTSBURGH, Pa., January 24, 2008) — Federated Investors, Inc. (NYSE: FII), one of the nation’s largest investment managers, today reported earnings per diluted share from continuing operations (EPS) of $0.52 for the quarter ended Dec. 31, 2007 compared to $0.51 for the quarter ended Dec. 31, 2006. Federated’s Q4 2007 results include a $15 million pre-tax charge, or approximately $0.09 per share after tax, for compensation expenses related to new employment agreements with certain Federated Kaufmann employees1 and a $1.2 million pre-tax charge, or approximately $0.01 per share after tax, related to a write-down on the firm’s investment in a Federated-managed collateralized debt obligation product. Federated’s income from continuing operations was $52.7 million for Q4 2007 compared to $53.1 million for Q4 2006.

For the year ended Dec. 31, 2007, Federated reported EPS of $2.12 compared to $1.80 for 2006. For the year ended Dec. 31, 2007, income from continuing operations was $217.5 million compared to $191.0 million for 2006.

Federated’s total managed assets reached a record $301.6 billion at Dec. 31, 2007, up $64.2 billion or 27 percent from $237.4 billion at Dec. 31, 2006 and up $25.4 billion or 9 percent from $276.2 billion at Sept. 30, 2007. The increase in total managed assets was due in large part to a $63.0 billion increase in money market assets during 2007. Average managed assets for Q4 2007 were $290.1 billion, up $58.4 billion or 25 percent from $231.7 billion reported for Q4 2006 and up $22.5 billion or 8 percent from $267.6 billion reported for Q3 2007.

“Federated’s unprecedented money market asset growth during 2007 demonstrated the confidence that our fund shareholders have in the stability of our money market funds,” said President and CEO J. Christopher Donahue. “Federated’s history of strong credit analysis has served us well in the recent environment for money market funds.”

Contacts:
MEDIA	MEDIA	ANALYSTS
Meghan McAndrew	J.T. Tuskan	Ray Hanley
(412) 288-8103	(412) 288-7895	(412) 288-1920
mmcandrew@federatedinv.com	jtuskan@federatedinv.com	rhanley@federatedinv.com

Federated Reports Q4 and Year-End 2007 Earnings

Jan. 24, 2008

The company also announced that its board of directors declared a quarterly dividend of $0.21 per share. The dividend is payable on Feb. 15, 2008 to shareholders of record as of Feb. 8, 2008. During Q4 2007, Federated purchased 70,000 shares of Federated class B common stock for $2.6 million. For 2007, the company purchased 3,430,708 shares for $116.4 million.

Money market assets reached a record $236.6 billion at Dec. 31, 2007, up $63.0 billion or 36 percent from $173.6 billion at Dec. 31, 2006 and up $26.7 billion or 13 percent from $209.9 billion at Sept. 30, 2007. Average money market assets were $224.3 billion for Q4 2007, up $55.3 billion or 33 percent from $169.0 billion for Q4 2006 and up $22.2 billion or 11 percent from $202.1 billion for Q3 2007. Money market mutual fund assets were $215.0 billion at the end of Q4 2007, up $59.8 billion or 39 percent from $155.2 billion at Dec. 31, 2006 and up $25.0 billion or 13 percent from $190.0 billion at Sept. 30, 2007.

Federated’s equity assets were $42.2 billion at Dec. 31, 2007, up $1.3 billion or 3 percent from $40.9 billion at Dec. 31, 2006 and down $1.3 billion or 3 percent from $43.5 billion at Sept. 30, 2007. Federated’s top-selling equity mutual funds on a net basis were: Federated InterContinental Fund; Federated Capital Appreciation Fund II; Federated MDT Small Cap Growth Fund; Federated MDT Large Cap Growth Fund; and Federated MDT All Cap Core Fund.

Federated’s fixed-income assets were $22.8 billion at Dec. 31, 2007, down slightly from $22.9 billion at Dec. 31, 2006 and up slightly from Sept. 30, 2007. Federated’s top-selling fixed-income mutual funds on a net basis were: Federated Total Return Bond Fund; Federated Total Return Government Bond Fund; Federated U.S. Government Securities Fund: 2-5 Years; Federated U.S. Government Securities Fund: 1-3 Years; and Federated Institutional High Yield Bond Fund.

Financial Summary

For Q4 2007, revenue increased $40.6 million or 16 percent to $300.3 million compared to $259.7 million for the same quarter last year. The increase is primarily due to increases in revenue from average money market assets under management ($34.0 million) and from average equity assets under management ($9.9 million). The increases were partially offset by a decrease in revenue from a change in the mix of average fixed-income assets under management ($1.8 million). For Q4 2007, Federated derived 52 percent of its revenue from money market assets, 37 percent from equity assets, 10 percent from fixed-income assets and 1 percent from other products and services.

Revenue for 2007 increased $148.8 million or 15 percent to $1.1 billion compared to $978.9 million for 2006 primarily due to increases in average money market assets under management ($98.6 million); increases in average equity assets under management primarily related to the July 2006 acquisition of MDT Advisers ($26.8 million); and increases in remaining average equity assets under management ($33.3 million). The increases were partially offset by a decrease in revenue from a change in the mix of average fixed-income assets under management ($6.9 million). For 2007, Federated derived 49 percent of its revenue from money market assets, 39 percent from equity assets, 11 percent from fixed-income assets and 1 percent from other products and services.

Federated Reports Q4 and Year-End 2007 Earnings

Jan. 24, 2008

Operating expenses for Q4 2007 increased by $39.0 million or 22 percent to $214.0 million compared to $175.0 million for Q4 2006. The increase in operating expenses was primarily attributable to the increase in marketing and distribution expenses related to increased average money market managed assets ($17.7 million); the previously mentioned increase in compensation expense for new employment agreements with certain Federated Kaufmann employees ($15 million); and an increase in other incentive compensation expense ($4.0 million).

For 2007, operating expenses increased by $100.1 million or 15 percent to $770.5 million compared to $670.4 million for 2006. The increase in operating expenses was primarily attributable to the increase in marketing and distribution expenses related to increased average money market managed assets ($55.6 million); the direct operating expenses of MDT Advisers, which Federated acquired in July 2006 ($15.0 million); the previously mentioned increase in compensation expense for new employment agreements with certain Federated Kaufmann employees ($15 million); and an increase in other increased incentive compensation expense ($10.9 million).

Nonoperating expenses increased $6.6 million in 2007 compared to 2006. This increase was primarily related to a non-recurring $4.9 million investment loss incurred in a Federated-sponsored private placement product during Q3 2007 and the previously mentioned $1.2 million write-down in Q4 2007 related to the firm’s investment in a Federated-managed collateralized debt obligation product.

Federated will host an earnings conference call at 9 a.m. Eastern on Friday, Jan. 25, 2008. Investors are invited to listen to Federated’s Q4 2007 earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time for the teleconference. The call may also be accessed in real time on the Internet via the About Us section of FederatedInvestors.com. A replay will be available after 12:30 p.m. and until Feb. 1, 2008 by calling 877-660-6853 (domestic) or 201-612-7415 (international) and entering access code 286 and conference ID code 268430.

Federated Investors, Inc. is one of the largest investment managers in the United States, managing $301.6 billion in assets as of Dec. 31, 2007. With 148 mutual funds and a variety of separately managed account options, Federated provides comprehensive investment management to more than 5,400 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top 2 percent of money market fund managers in the industry, the top 8 percent of equity fund managers and the top 11 percent of fixed-income fund managers2. For more information, visit FederatedInvestors.com.

###

1)	For more information about the new employment agreements with certain Federated Kaufmann employees, please see Federated’s Form 8-K dated Jan. 4, 2008 that is filed with the U.S. Securities and Exchange Commission.
2)	Strategic Insight, Nov. 30, 2007. Based on assets under management in open-end funds.

Federated Securities Corp. is distributor of the Federated funds.

Separately managed accounts are made available through Federated Global Investment Management, Federated Investment Counseling and Federated MDTA LLC, each a registered investment advisor.

Federated Reports Q4 and Year-End 2007 Earnings

Jan. 24, 2008

Certain statements in this press release, such as those related to investor confidence, constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Among other risks are that investor confidence may vary depending on the economic outlook, market conditions and the performance of company products, as well as the risk factors discussed in the company’s annual and quarterly reports as filed with the Securities and Exchange Commission. Many of these factors may be impacted as a result of the ongoing threat of terrorism. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Reports Q4 and Year-End 2007 Earnings

Jan. 24, 2008

Unaudited Condensed Consolidated Statements of Income

(in thousands, except per share data)

	Quarter Ended Dec. 31,		% Change Q4 2006 to Q4 2007	Quarter Ended Sept. 30, 2007	% Change Q3 2007 to Q4 2007
	2007	2006
Revenue
Investment advisory fees, net	$195,002	$166,182	17%	$184,898	5%
Administrative service fees, net	47,541	38,820	22	43,808	9
Other service fees, net	56,480	53,294	6	56,416	0
Other, net	1,269	1,440	(12)	1,286	(1)

Total Revenue	300,292	259,736	16	286,408	5

Operating Expenses
Compensation and related	71,212	49,626	43	52,139	37
General and administrative
Marketing and distribution	96,078	74,413	29	90,839	6
Professional service fees	8,788	9,516	(8)	7,525	17
Systems and communications	5,943	5,461	9	5,753	3
Office and occupancy	5,895	5,366	10	5,335	10
Advertising and promotional	3,688	3,745	(2)	3,566	3
Travel and related	3,519	3,502	0	2,889	22
Other	3,231	5,455	(41)	4,072	(21)

Total general and administrative	127,142	107,458	18	119,979	6
Amortization of deferred sales commissions	10,826	12,697	(15)	11,298	(4)
Amortization of intangible assets	4,814	5,176	(7)	4,763	1

Total Operating Expenses	213,994	174,957	22	188,179	14

Operating Income	86,298	84,779	2	98,229	(12)

Nonoperating Income (Expenses)
Investment income, net	704	1,841	(62)	(2,975)	124
Debt expense—recourse	(97)	(195)	(50)	(93)	4
Debt expense—nonrecourse	(1,039)	(1,688)	(38)	(1,205)	(14)
Other, net	(217)	(3)	7,133	(444)	(51)

Total Nonoperating Expenses, net	(649)	(45)	1,342	(4,717)	(86)

Minority interest	1,519	1,406	8	1,470	3

Income from continuing operations before income taxes	84,130	83,328	1	92,042	(9)
Income tax provision	31,426	30,185	4	34,315	(8)

Income from continuing operations	52,704	53,143	(1)	57,727	(9)

Discontinued operations, net of tax	—	135	(100)	—	—

Net Income	$52,704	$53,278	(1)%	$57,727	(9)%

Earnings Per Share—Basic
Income from continuing operations	$0.53	$0.52	2%	$0.57	(7)%
Income from discontinued operations	—	0.00	—	—	—

Net Income	$0.53	$0.52	2%	$0.57	(7)%

Earnings Per Share—Diluted
Income from continuing operations	$0.52	$0.51	2%	$0.57	(9)%
Income from discontinued operations	—	0.00	—	—	—

Net Income	$0.52	$0.51	2%	$0.57	(9)%

Weighted-average shares outstanding
Basic	99,764	103,050		100,433

Diluted	101,653	104,636		102,095

Dividends declared per share	$0.21	$0.18		$0.21

Federated Reports Q4 and Year-End 2007 Earnings

Jan. 24, 2008

Unaudited Condensed Consolidated Statements of Income

(in thousands, except per share data)

	Year Ended Dec. 31,		% Change
	2007	2006
Revenue
Investment advisory fees, net	$726,459	$614,436	18%
Administrative service fees, net	171,847	147,865	16
Other service fees, net	223,761	210,082	7
Other, net	5,577	6,475	(14)

Total Revenue	1,127,644	978,858	15

Operating Expenses
Compensation and related	229,088	192,082	19
General and administrative
Marketing and distribution	354,407	287,030	23
Professional service fees	33,262	35,566	(6)
Systems and communications	23,409	20,926	12
Office and occupancy	22,069	21,785	1
Advertising and promotional	14,391	15,141	(5)
Travel and related	12,852	12,362	4
Other	14,815	14,661	1

Total general and administrative	475,205	407,471	17
Amortization of deferred sales commissions	46,456	51,822	(10)
Amortization of intangible assets	19,702	19,011	4

Total Operating Expenses	770,451	670,386	15

Operating Income	357,193	308,472	16

Nonoperating Income (Expenses)
Investment income, net	1,379	10,086	(86)
Debt expense—recourse	(371)	(482)	(23)
Debt expense—nonrecourse	(5,101)	(7,704)	(34)
Other, net	(657)	(6)	10,850

Total Nonoperating (Expenses) Income, net	(4,750)	1,894	(351)

Minority interest	5,765	5,599	3

Income from continuing operations before income taxes	346,678	304,767	14
Income tax provision	129,207	113,719	14

Income from continuing operations	217,471	191,048	14

Discontinued operations, net of tax*	—	6,681	(100)

Net Income	$217,471	$197,729	10%

Earnings Per Share—Basic
Income from continuing operations	$2.16	$1.83	18%
Income from discontinued operations*	—	0.06	(100)

Net Income**	$2.16	$1.90	14%

Earnings Per Share—Diluted
Income from continuing operations	$2.12	$1.80	18%
Income from discontinued operations*	—	0.06	(100)

Net Income	$2.12	$1.86	14%

Weighted-average shares outstanding
Basic	100,855	104,293
Diluted	102,606	106,288

Dividends declared per share	$0.81	$0.69

*	Discontinued operations for 2006 reflects the after-tax gain on the sale of Federated’s trade-clearing business ($3.7 million), the reversal of a related deferred tax asset valuation allowance ($2.1 million) and after-tax operating income ($0.9 million) of Federated’s trade-clearing operations.
**	May not sum due to rounding.

Federated Reports Q4 and Year-End 2007 Earnings

Jan. 24, 2008

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	Dec. 31, 2007	Dec. 31, 2006

Assets
Cash, restricted cash and other short-term investments	$146,271	$134,943
Other current assets	60,020	47,108
Deferred sales commissions, net	64,227	112,286
Intangible assets, net, and goodwill	534,603	488,650
Other long-term assets	35,850	27,307

Total Assets	$840,971	$810,294

Liabilities, Minority Interest and Shareholders’ Equity
Current liabilities	$164,571	$131,907
Long-term debt—nonrecourse	62,701	112,987
Other long-term liabilities and minority interest	39,684	36,025
Shareholders’ equity excluding treasury stock	1,367,963	1,224,161
Treasury stock	(793,948)	(694,786)

Total Liabilities, Minority Interest and Shareholders’ Equity	$840,971	$810,294

Federated Reports Q4 and Year-End 2007 Earnings

Jan. 24, 2008

Changes in Equity and Fixed-Income Fund Managed Assets

(in millions)

	Quarter Ended			Year Ended Dec. 31,
	Dec. 31, 2007	Dec. 31, 2006	Sept. 30, 2007	2007	2006
Equity Funds
Beginning assets	$30,095	$27,171	$30,026	$28,666	$26,031

Sales	1,328	1,401	1,269	5,468	5,851
Redemptions	(1,992)	(1,772)	(1,959)	(7,763)	(7,062)

Net redemptions	(664)	(371)	(690)	(2,295)	(1,211)
Net exchanges	(34)	(13)	(20)	(86)	(5)
Acquisition related	0	0	366	366	643
Other*	(252)	1,879	413	2,494	3,208

Ending assets	$29,145	$28,666	$30,095	$29,145	$28,666

Fixed-Income Funds
Beginning assets	$17,775	$18,012	$17,769	$18,113	$19,037

Sales	1,240	1,089	1,191	4,911	4,537
Redemptions	(1,312)	(1,330)	(1,445)	(5,651)	(6,205)

Net redemptions	(72)	(241)	(254)	(740)	(1,668)
Net exchanges	15	80	(6)	6	22
Acquisition related	0	73	0	0	107
Other*	225	189	266	564	615

Ending assets	$17,943	$18,113	$17,775	$17,943	$18,113

*	Includes the approximate effect of changes in the market value of securities held by the funds, reinvested dividends and distributions and net investment income.

Changes in Equity and Fixed-Income Separate Account Assets*

(in millions)

	Quarter Ended
	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007	March 31, 2007	Dec. 31, 2006
Equity Separate Accounts
Beginning assets	$13,422	$13,318	$12,620	$12,228	$11,105

Net customer flows**	(200)	(126)	197	225	154
Other**	(205)	230	501	167	969

Ending assets	$13,017	$13,422	$13,318	$12,620	$12,228

Fixed-Income Separate Accounts
Beginning assets	$4,977	$5,201	$5,128	$4,789	$3,647

Net customer flows**	(210)	(370)	54	236	1,062
Other**	114	146	19	103	80

Ending assets	$4,881	$4,977	$5,201	$5,128	$4,789

*	Includes separately managed accounts, institutional accounts and sub-advised funds (variable annuity and other).
**	For certain accounts, Net customer flows are calculated as the remaining difference between beginning and ending assets after the calculation of Other. Other includes the approximate effect of changes in the market value of securities held in the portfolios, reinvested dividends and distributions and net investment income.

Federated Reports Q4 and Year-End 2007 Earnings

Jan. 24, 2008

(in millions)

MANAGED ASSETS	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007	March 31, 2007	Dec. 31, 2006
By Asset Class
Equity	$42,162	$43,517	$43,344	$41,336	$40,894
Fixed-income	22,824	22,752	22,970	23,162	22,902
Money market	236,630	209,908	193,362	185,952	173,644

Total Managed Assets	$301,616	$276,177	$259,676	$250,450	$237,440

By Market
Wealth Management & Trust	$143,881	$127,854	$113,625	$109,364	$106,350
Broker/Dealer	120,627	114,686	112,146	107,148	103,081
Global Institutional	25,057	23,428	24,083	24,764	20,785
Other	12,051	10,209	9,822	9,174	7,224

Total Managed Assets	$301,616	$276,177	$259,676	$250,450	$237,440

By Product Type
Mutual Funds:
Equity	$29,145	$30,095	$30,026	$28,716	$28,666
Fixed-income	17,943	17,775	17,769	18,033	18,113
Money market	215,003	190,011	172,430	163,841	155,183

Total Fund Assets	$262,091	$237,881	$220,225	$210,590	$201,962

Separate Accounts:
Equity	$13,017	$13,422	$13,318	$12,620	$12,228
Fixed-income	4,881	4,977	5,201	5,128	4,789
Money market	21,627	19,897	20,932	22,112	18,461

Total Separate Accounts	$39,525	$38,296	$39,451	$39,860	$35,478

Total Managed Assets	$301,616	$276,177	$259,676	$250,450	$237,440

AVERAGE MANAGED ASSETS	Quarter Ended
	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007	March 31, 2007	Dec. 31, 2006
By Asset Class
Equity	$42,890	$42,731	$43,031	$41,118	$40,066
Fixed-income	22,969	22,680	23,109	23,002	22,624
Money market	224,285	202,141	189,917	182,352	169,008

Total Avg. Assets	$290,144	$267,552	$256,057	$246,472	$231,698

By Product Type
Mutual Funds:
Equity	$29,741	$29,570	$29,866	$28,743	$28,225
Fixed-income	17,893	17,701	17,942	18,013	18,150
Money market	203,957	181,808	168,253	160,325	152,192

Total Avg. Fund Assets	$251,591	$229,079	$216,061	$207,081	$198,567

Separate Accounts:
Equity	$13,149	$13,161	$13,165	$12,375	$11,841
Fixed-income	5,076	4,979	5,167	4,989	4,474
Money market	20,328	20,333	21,664	22,027	16,816

Total Avg. Separate Accts.	$38,553	$38,473	$39,996	$39,391	$33,131

Total Avg. Assets	$290,144	$267,552	$256,057	$246,472	$231,698

ADMINISTERED ASSETS	Quarter Ended
	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007	March 31, 2007	Dec. 31, 2006
Period End	$9,565	$19,312	$17,986	$17,783	$17,778
Average	$16,125	$18,378	$17,701	$17,762	$18,060